EXHIBIT (b)
Rule 30a-2(b) CERTIFICATIONS
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of ING Clarion Real Estate Income Fund (the Trust), do hereby certify, to such officer’s knowledge, that:
(1)	the Trust’s report on Form N-CSR for the six months ended June 30, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated:	August 28, 2006

/s/ T. Ritson Ferguson

Name:	T. Ritson Ferguson

Title:	President and Chief Executive Officer

Dated:	August 28, 2006

/s/ Jonathan A. Blome

Name:	Jonathan A. Blome

Title:	Treasurer and Chief Financial Officer